                                                                     Exhibit 3.1

                     NETWORK ACCESS SOLUTIONS CORPORATION
                           (A DELAWARE CORPORATION)

                             Amended and Restated
                         Certificate of Incorporation


         Network Access Solutions Corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         The date of incorporation of the Corporation is July 13, 1998.

         At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amended and restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The stockholders of the Corporation duly approved said proposed amendment and restatement by written consent in accordance with Sections 228 and 242 Of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment and restatement. The resolution setting forth the amendment is as follows:

         RESOLVED: That the Certificate of Incorporation of the Corporation be and hereby is amended and restated as follows:


         FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

                      Network Access Solutions Corporation

         SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

         THIRD: The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

         FOURTH:   Authorized Capital. The total number of shares of all
                   ------------------
classes of stock which the Corporation shall have authority to issue is one hundred and sixty-five million (165,000,000) shares, of which (i) one hundred and fifty million (150,000,000) shall be shares of common stock, par value one tenth of one cent ($0.001) per share (the "Common Stock"), the aggregate par value of which is one hundred and fifty thousand dollars and no cents ($150,000.00), and (ii) fifteen million (15,000,000) shall be shares of preferred stock, par value one tenth of one cent ($0.001) per share (the "Preferred Stock"), the aggregate par value of which is fifteen thousand dollars and no cents ($15,000.00).

         A.   Common Stock
              ------------

         (1) The voting, dividend and liquidation rights of holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors.

         (2) Subject to the voting rights of holders of shares of the Preferred Stock, the holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting and at any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders or a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of Common Stock.

         (3) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         (4) Upon voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation, holders of shares of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

         (5) The Common Stock is nonredeemable.

         B.   Preferred Stock
              ---------------

         The powers, designation, numbers, preferences, privileges, restrictions and rights granted to or imposed on any class or series of any Preferred Stock shall be as set forth in the resolution or resolutions providing for the issuance of such Preferred Stock as adopted by the Board of Directors.

         FIFTH: Except as otherwise provided in this Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation (the "By-Laws"). No director of the Corporation need be a Stockholder.

         The Board of Directors shall be classified with respect to the time for which they severally hold office into three separate classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the By-Laws of the Corporation to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2002 annual meeting of the stockholders. Each initial director in Class II shall hold office initially for a term expiring at the 2001 annual meeting of stockholders. Each initial director in Class III shall hold office for a term expiring at the 2000 annual meeting of stockholders. Notwithstanding the foregoing provisions of this FIFTH Article, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. Any one or more or all of the directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the directors then in office, a quorum, or by a sole remaining director.

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To make, alter or repeal By-Laws of the Corporation.

         (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         (d) To designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide, that, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         (e) When and as authorized by the stockholders in accordance with statute, to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         (f) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

         (g) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

         (h) To authorize the issuance from time to time of shares of its stock of any class whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         Subject to the provisions of the Delaware Corporation Law, special meetings of stockholders may only be called by the Board of Directors, chairman or president of the Corporation or by the secretary of the Corporation upon a written request of stockholders owning at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TENTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this TENTH Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

         The indemnification rights provided in this TENTH Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this TENTH Article.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President this 7th day of May, 1999.

                                                  /s/ Jonathan Aust
                                                  ________________________
                                                  Jonathan Aust, President

                          CERTIFICATE OF DESIGNATION

                                    OF THE

                 NUMBER, VOTING POWERS, PREFERENCES AND RIGHTS

               AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                                    OF THE

                           SERIES A PREFERRED STOCK

                                      OF

                        NETWORK ACCESS SOLUTIONS, INC.



                       Pursuant to Section 151(g) of the
                       Delaware General Corporation Law

    The undersigned being duly elected President of Network Access Solutions, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

    A.   The name of the corporation is Network Access Solutions, Inc.

    B. The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of 10,000,000 shares of Preferred Stock of par value $.001 and expressly vests in the Board of Directors of the Corporation (the "Board") the authority to issue any and all shares of Preferred Stock in one or more classes or series and further authorizes the Board, by resolution or resolutions, to establish the powers, designations, numbers, preferences, rights and restrictions of each class or series to be issued.

    C. The Board, pursuant to authority expressly vested in it in the Certificate of Incorporation, and in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, has adopted the following resolution creating a Series A Preferred Stock of the Corporation:

    RESOLVED, that the Board does hereby authorize the issuance of 10,000,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"), with the preferences, privileges, restrictions and rights granted or imposed thereon as follows:

          Section 1.  Designation and Amount.
                      ----------------------

     The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 10,000,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of
--------  -------
then currently outstanding shares of Series A Preferred Stock. The "Stated Value" per share of the Series A Preferred Stock shall be equal to $1.00.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (a) The holders of shares of Series A Preferred Stock, in preference to and in priority over the holders of shares of any stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets, whether upon liquidation, dissolution, winding up or otherwise ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the Series A Preferred Stock, which shall accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum of 8.0%, compounded annually, on the Stated Value (plus all accrued or accumulated but unpaid dividends) of each share of Series A Preferred Stock from the date of original issuance thereof until the redemption of the Series A Preferred Stock pursuant to Section 3 hereof.

          (b) Dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be paid in cash to the record holders of the Series A Preferred Stock and shall be calculated on the basis of the actual number of days elapsed from but excluding the issuance date of the Series A Preferred Stock to and including the redemption date.

         (c) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue, whether or not declared, and shall be payable in the same manner and at such times as provided herein with respect to dividends on each outstanding share of Series A Preferred Stock.

         (d) All dividends paid with respect to shares of Series A Preferred Stock pursuant to Section 2(a) shall be paid pro rata to the holders entitled thereto.

         (e) So long as any shares of Series A Preferred Stock are outstanding:

             (i) No dividend or other distribution shall be declared or paid, or set apart for payment on or in respect of, any Junior Stock, either directly or indirectly, whether in cash, obligations, shares of the Corporation or other property (other than dividends or distributions payable in shares of Junior Stock or in rights to purchase Junior Stock), nor shall any Junior Stock, or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, be redeemed, purchased, retired or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock), unless as of such date the Corporation has paid all dividends accrued and payable to date on the Series A Preferred Stock in full and paid all amounts due in respect of its redemption obligations under Section 3; provided that notwithstanding the
                                               --------
foregoing, the Corporation may effect purchases or redemptions pursuant to employee stock subscription agreements with officers and key employees of the Corporation and its subsidiaries that have been approved by the Board of Directors.

             (ii) No shares of Series A Preferred Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Series A Preferred Stock) by the Corporation except in accordance with Section 3 hereof.

          Section 3.  Redemption.
                      ----------

          (a) If at any time after the earlier of (i) the closing of the Corporation's sale of its Common Stock in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or (ii) the sixth anniversary of the initial issuance by the Corporation of shares of Series A Preferred Stock, the holders of a majority of the outstanding shares of the Series A Preferred Stock so request in writing (a "Qualifying Request"), the Corporation shall redeem, at the applicable Redemption Price (as determined below), all shares of the Series A Preferred Stock then outstanding as determined in accordance with the terms and provisions set forth below. Upon receipt of a Qualifying Request, the Corporation shall give notice pursuant to this Section 3 to all holders of the then outstanding Series A Preferred Stock at the address of each such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice. Each holder of Series A Preferred Stock shall submit to the Corporation or its designee any or all shares of Series A Preferred Stock held by such holder in response to a Redemption Notice (defined below), and the Corporation shall redeem on the Redemption Date (as defined below) all shares of Series A Preferred Stock. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, those funds which are legally available will be used to first redeem as many shares of Series A Preferred Stock, on a pro rata basis, as may be lawfully redeemed. The shares of Series A Preferred Stock that were submitted for redemption but not so redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Redemption Date (or such lesser maximum amount that shall be lawful at such time), but which it has not redeemed.

          (b)  Notice. Upon receipt of a Qualifying Request, the Corporation
               ------
shall give, not less than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") to all holders of the Series A Preferred Stock. Subject to the possible restrictions contained in the prior paragraph, all of the Series A Preferred Stock shall be redeemed on the date specified in the Redemption Notice (the "Redemption Date") at the applicable Redemption Price, which shall equal the Stated Value, adjusted for any stock split, combination or similar recapitalization with respect to such shares, plus all accrued or accumulated but unpaid dividends on the Series A Preferred Stock (the "Redemption Price"). The Redemption Notice shall further require each holder to surrender to the Corporation on or before the Redemption Date, at the place designated in the Redemption Notice, such holder's certificate or certificates representing its shares of Series A Preferred Stock. On or prior to the Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation, at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the appropriate Redemption Price. The Corporation shall be under no obligation to redeem shares of Series A Preferred Stock for which no stock certificate or affidavit of lost stock certificate is surrendered on or prior to such Redemption Date.

          (c)  Cessation of Rights. Subject to the last sentence of subsection
               -------------------
(a) hereof, from and after the applicable Redemption Date, unless there shall have been a default in payment of the appropriate Redemption Price, all rights of the holders of shares of the Series A Preferred Stock submitted for redemption in response to a Redemption Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be outstanding for any purpose whatsoever. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

          (d)  Deposit of Redemption Price. Two days prior to the Redemption
               ---------------------------
Date, the Corporation shall deposit in cash the Redemption Price of all outstanding shares of the Series A Preferred Stock, with a bank or trust corporation having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust corporation to pay, on and after the Redemption Date, the Redemption Price of the Series A Preferred Stock to the holders thereof upon surrender of their certificates.
The balance of any monies deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of six (6) months following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

          Section 4.  Reacquired Shares.
                      -----------------

         Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.001 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.001 per share, of the Corporation.

          Section 5.  Liquidation, Dissolution or Winding Up.
                      --------------------------------------

         (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state of Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official of the Corporation) or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Stock, unless prior thereto, the holders of shares of Series A Preferred Stock shall have received in cash the Stated Value per share (adjusted for any stock split, combination or similar recapitalization with respect to such shares) in respect of all outstanding shares plus all accrued or accumulated but unpaid dividends thereon to and including the date fixed for such liquidation.

         (b) No payment on account of any such liquidation, dissolution or winding-up of the Corporation shall be paid to any holder of shares of Series A Preferred Stock unless there shall be paid at the same time to all holders of shares of Series A Preferred Stock proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock are respectively entitled with respect to such distribution.

         (c) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred Stock are entitled under
Section 5(a), such holders will not be entitled to any further participation in any distribution of assets of the Corporation.

         (d) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than fifteen (15) days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred Stock at their respective addresses as the same shall appear in the records of the Corporation.

         (e) Any voluntary sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, the consolidation or merger of the Corporation with or into one or more other corporations, sale of a majority of the voting stock of the Corporation or other similar transaction in which the holders of capital stock of the Corporation entitled to vote in the election of directors prior to the consummation of such event own less than 50% of the capital stock of the surviving corporation entitled to vote in the election of directors (a "Change in Control") shall be deemed to be a liquidation, winding-up or dissolution of the Corporation, unless waived by the holders of at least 66-2/3% of the Series A Preferred Stock then outstanding. The only amounts payable to the holders of the Series A Preferred Stock upon any such Change in Control in respect of the Series A Preferred Stock shall be the liquidation preference set forth in Section 5(a).

          Section 6.  Voting.
                      ------

     Holders of shares of Series A Preferred Stock shall have no voting rights except as follows:

         (a) to the extent required by law; and

         (b) that so long as any of the Series A Preferred Stock is outstanding, the Corporation will not (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock (or any security convertible or exchangeable therefor) ranking senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference or
(ii) reclassify or modify any Junior Stock such that it ranks senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference or (iii) amend, alter or repeal any of the provisions applicable to the Series A Preferred Stock set forth in its Certificate of Incorporation so as to change adversely (x) the dividend payable thereon, (y) the amount payable thereon upon liquidation or redemption or (z) the mandatory redemption provisions applicable thereto without in each instance the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a separate class (given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose). For purposes of this Section 6(b) each share of Series A Preferred Stock shall have one vote, and each fractional share shall have a corresponding fractional vote.


                         [signature on following page]

     IN WITNESS WHEREOF, Network Access Solutions, Inc. has caused this Certificate of Designation to be executed in its name and on its behalf by its President on August 6, 1998.

                                  NETWORK ACCESS SOLUTIONS, INC.


                                  By:  /s/  Longma Aust
                                      ------------------
                                      Longma Aust, President

                           CERTIFICATE OF AMENDMENT
                                      TO
                          CERTIFICATE OF DESIGNATION
                                      OF
                     NETWORK ACCESS SOLUTIONS CORPORATION

                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware
                             ---------------------

         Network Access Solutions Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The Corporation desires to amend certain provisions contained in its charter. Therefore, pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends certain provisions contained in the Certificate of Incorporation of the Corporation.

         SECOND: The name of the Corporation is Network Access Solutions Corporation.

         THIRD: The Certificate of Designation filed on August 6, 1998 is hereby amended from and after the date of acceptance by the Secretary of State of the State of Delaware as follows:

         The following paragraphs shall be inserted as a new Section 7 at the end of the Certificate of Designation dated August 6, 1998 setting forth the terms of the Series A Preferred Stock:

         "Section 7.   Cancellation and Conversion.
                       ---------------------------

         (a) Notwithstanding anything contained herein to the contrary, upon the closing date of a Termination IPO (as defined below), 50% of the shares of Series A Preferred Stock outstanding shall immediately be cancelled and cease to exist, such cancellation to be pro rata among all holders of the Series A Preferred Stock. A "Termination IPO" shall mean the first sale of the Corporation's Common Stock in a firm commitment underwritten public offering that is (i) pursuant to a registration statement filed under the Securities Act 1933, as amended, and (ii) based on a pre-money valuation of the Corporation in excess of $200,000,000.

         (b) Notwithstanding any contained herein to the contrary, upon the closing date of a Termination IPO, the 50% of the outstanding shares of Series A Preferred Stock not cancelled pursuant to Section 7(a) above shall automatically convert to shares of Common Stock in the manner provided herein.

                  (i) Each share of Series A Preferred Stock to be converted pursuant to this Section 7(b) shall convert into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value of such shares of Series A Preferred Stock by the IPO Price (as defined below). The "IPO Price" shall mean initial per share price to the public specified in the final prospectus with respect to the Termination IPO.

                  (ii) All certificates evidencing shares of Series A Preferred Stock to be converted pursuant to this Section 7(b) (such stock, the "Conversion Stock") will be required to be surrendered in connection with the mandatory conversion described herein and such certificates shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. The Corporation shall, as soon as practicable after the date of conversion, issue and deliver at the office of the transfer agent for the shares of Conversion Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) to such holder of shares of Conversion Stock, or to his or its nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

                  (iii) The Corporation shall, at all times when any share of the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of 50% of the then outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of 50% of the then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (iv) The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock under this Section 7(b), excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

                  (v) No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the IPO

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

Price. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         (c) No dividends, whether accrued or unaccrued, on the shares of Series A Preferred Stock will be payable upon a cancellation or conversion of such shares pursuant to this Section 7."

         FOURTH: This amendment was approved by the Directors of the Corporation on March 17, 1999 and declared by the Directors of the Corporation as advisable. The Directors of the Corporation directed that this amendment to the Certificate of Incorporation be submitted to the Corporation's stockholders for approval.

         FIFTH: By Written Consent in lieu of a Special Meeting of the Corporation's stockholders, dated March 17, 1999, this amendment was approved.

         SIXTH: Pursuant to the authorization of the Directors of the Corporation, this amendment to the Certificate of Incorporation may be executed by the President or any Vice President of the Corporation and may be attested by the Secretary or any Assistant Secretary of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jonathan Aust, President, this 17th day of March, 1999.


                                                /s/  Jonathan Aust
                                                ------------------------
                                                Jonathan Aust, President

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

         THE UNDERSIGNED, the President of Network Access Solutions Corporation, who executed on behalf of the Corporation, acknowledges the foregoing Certificate of Amendment to Certificate of Incorporation to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                /s/  Jonathan Aust
                                                ------------------------
                                                Jonathan Aust, President

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